Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of BioTime, Inc. of our report dated March 15, 2018, relating to the financial statements of Asterias Biotherapeutics, Inc., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California

January 4, 2019